Exhibit 10.1

NEW CENTURY BANK
MANAGEMENT STOCK PURCHASE PLAN

ARTICLE 1
PURPOSE

1.1           GENERAL.  The purpose of this Plan is to promote the success and enhance the value of New Century Bank, any future holding company of the Bank and their successors (the “Bank”), by linking the personal interests of executive and senior management-level employees of the Bank to those of shareholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders.  The Plan is further intended to provide flexibility to the Bank in its ability to motivate, attract, and retain the services of employees, officers, and executives upon whose judgment, interest, and special effort the successful conduct of the Bank’s operation is largely dependent.

ARTICLE 2
EFFECTIVE DATE AND TERM

2.1           EFFECTIVE DATE.  The Plan will be effective as of the date it is approved by the shareholders of the Bank.

2.2           TERM.  Unless sooner terminated by the Board, the Plan shall terminate on the Plan Termination Date, and no Offers may be made under the Plan thereafter.  The termination of the Plan shall not affect any Offer that is outstanding on the termination date, without the consent of the Participant.

ARTICLE 3
DEFINITIONS AND CONSTRUCTION

3.1           DEFINITIONS.  When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context.  The following words and phrases shall have the following meanings:

(a)           “Bank” means New Century Bank.

(b)           “Board” means the Board of Directors of the Bank.

(c)           “Change in Control” means:

(1)           there occurs a merger, consolidation or other business combination or reorganization to which the Bank is a party, whether or not approved in advance by the Board of Directors of the Bank, in which (A) the members of the Board of Directors of the Bank immediately preceding the consummation of such transaction do not constitute a majority of the members of the Board of Directors of the resulting corporation and of any parent corporation thereof immediately after the consummation of such transaction, and (B) the shareholders of the Bank immediately before such transaction do not hold more than fifty  percent (50%) of the voting power of securities of the resulting corporation;

(2)           There occurs a sale, exchange, transfer, or other disposition of substantially all of the assets of the Bank to another entity, whether or not approved in advance by the Board of Directors of the Bank (for purpose of this Agreement, a sale of more than one-half of the branches of the Bank would constitute a Change in Control, but for purposes of this paragraph, no branches or assets will be deemed to have been sold if they are leased back contemporaneously with or promptly after their sale);

(3)           A plan of liquidation or dissolution is adopted for the Bank; or

(4)           Any “person” or any group of “persons” (as such term is defined in Sections 13(d) and 14(d) of the Exchange Act), as if such provisions were applicable to the Bank, other than the holders of shares of the Bank’s common stock in existence on the date of the Opening for Business, is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), as if such rule were applicable to the Bank, directly or indirectly, of securities of the Bank representing 50% or more of the combined voting power of the Bank’s then outstanding securities.

(d)           “Code” means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

(e)           “Committee” means the Compensation Committee of the Board.

(f)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(g)           “Offer” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a the price of one dollar ($1.00) per share during an Offering Period.

(h)           “Offer Agreement” means a writing, in such form as the Committee in its discretion shall prescribe, evidencing an Offer.

(i)           “Offering Period” means a specified period of time during which a Participant may accept an Offer by purchasing up to that number of shares of Stock to which the offer relates.

(j)           “Participant” means a person who has been granted an Offer under the Plan.

(k)           “Plan” means the New Century Bank Management Stock Purchase Plan as set forth herein.

(l)           “Plan Termination Date” means the date that is ten (10) years after the Effective Date.

(m)           “Stock” means the voting common stock of New Century Bank and such other securities of New Century Bank which may be substituted for Stock pursuant to Article 8.

ARTICLE 4
ADMINISTRATION

4.1           COMMITTEE; BOARD APPROVAL.  The Plan shall be administered by the Committee.  Notwithstanding any other provision of the Plan, during any period in which the Bank may be subject to the Exchange Act, either: (i) the Committee shall consist of at least two individuals and each member of the Committee shall qualify as a Non-Employee Director; or (ii) (A) at least two members of the Committee must qualify as Non-Employee Directors, (B) any member of the Committee who does not qualify as a “Non-Employee Director” may not participate in any action of the Committee with respect to any Offer awarded under the Plan, and (C) the Plan shall be deemed to be administered by the full Board, the actions of the Committee under the Plan shall be deemed merely advisory to the Board, and the Board’s approval shall be required for all actions of the Committee under the Plan, including without limitation the grant of each Offer.  To the extent necessary or desirable (as may be determined by the Board from time to time) each member of the Committee shall also qualify as an “outside director” under Section 162(m) of the Code.  The members of the Committee shall meet such additional criteria as may be necessary or desirable to comply with regulatory or stock exchange rules or exemptions.  The Bank will pay all reasonable expenses of the Committee.

4.2           AUTHORITY OF COMMITTEE.  Subject to any specific designation in the Plan, the Committee (or the Board, in cases where the Board administers the Plan pursuant to Section 4.1) has the exclusive power, authority and discretion to:

(a)           Designate Participants to receive Offers;

(b)           Determine the type or types of Offers to be granted to each Participant;

(c)           Determine the number of shares of Stock to which an Offer will relate;

(d)           Determine the Offering Period with respect to any Offer;

(e)           Amend, modify, or terminate any outstanding Offer, with the Participant’s consent unless the Committee has the authority to amend, modify, or terminate an Offer without the Participant’s consent under any other provision of the Plan.

(f)           Determine whether, to what extent, and under what circumstances the exercise price of an Offer may be paid in, cash, Stock or other property, or an Offer may be canceled, forfeited, or surrendered;

(g)           Decide all other matters that must be determined in connection with an Offer;

(h)           Establish, adopt, revise, amend or rescind any guidelines, rules and regulations as it may deem necessary or advisable to administer the Plan; and

(i)           Interpret the terms of, and rule on any matter arising under, the Plan or any Offer;

(j)           make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(k)           Retain counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties under the Plan.

4.3           DECISIONS BINDING.  The Committee’s interpretation of the Plan, any Offers granted under the Plan, and all decisions and determinations by the Committee with respect to the Plan shall (if approved or ratified by the Board during any period when the Board is deemed to administer the Plan pursuant to Section 4.1) be final, binding, and conclusive on all parties and any other persons claiming an interest in any Offer or under the Plan.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1           NUMBER OF SHARES.  Subject to adjustment provided in Section 8.1, the aggregate number of shares of Stock reserved and available for grant under the Plan shall be seven hundred thousand (700,000).

5.2           LAPSED OFFERS.  To the extent that an Offer terminates, is cancelled, expires, lapses or is forfeited for any reason, shares of Stock subject to the Offer will not be available for the grant of another Offer under the Plan.

5.3           STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Offer may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

ARTICLE 6
ELIGIBILITY AND PARTICIPATION

6.1           ELIGIBILITY.  Employees who hold executive and other senior management-level positions with the Bank shall be potentially eligible to receive Offers under the Plan.  In making determinations regarding the potential eligibility of any employee, the Committee may take into account the nature of the services rendered by such employee, his or her present and potential contributions to the Bank's success and such other factors as the Committee in its discretion shall deem relevant.

6.2           ACTUAL PARTICIPATION.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals those to whom Offers shall be granted and shall determine the nature and amount of each Offer.  No individual shall have any right to be granted an Offer under this Plan.

ARTICLE 7
OFFERS

7.1           GENERAL.  The Committee is authorized to grant Offers to Participants on the following terms and conditions:

(a)           EXERCISE PRICE.  The exercise price per share of Stock under an Offer shall be one dollar ($1.00).

(b)           OFFERING PERIOD.  The Offering Period with respect to an Offer must begin and end within the same calendar year.

(c)           VESTING CONDITIONS.  Shares of Stock acquired by a Participant upon exercise of an Offer shall be subject to forfeiture and non-transferable until the first to occur of (i) a Change in Control within seven (7) years following the beginning of the Offering Period, (ii) the completion of an acquisition by the Bank of another Federal Deposit Insurance Corporation-insured institution or its assets in a transaction constituting a Change in Control for such other institution (determined for such purposes as if “Bank” in the definition of “Change in Control” were the other institution) within seven (7) years following the beginning of the Offering Period, or (iii) the Participant’s death while in the employ of the Bank.  The shares of Stock acquired by the Participant shall be redeemed by the Bank in exchange for one dollar ($1.00) per share if his or her employment is terminated prior to the occurrence of one of the  vesting events described in the preceding sentence.

(d)           TRANSFERABILITY.  Each Offer granted under the Plan shall, by its terms, not be transferable otherwise than by will or the laws of descent and distribution.  No right or interest of a Participant in any Offer may be pledged, encumbered, or hypothecated to or in favor of any party other than the Bank, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Bank; provided, however, that the foregoing shall not be deemed to imply any obligation of the Bank to lend against or accept a lien or pledge of any Offer for any reason.

(e)           PAYMENT.  An Offer shall be exercised by giving a written notice to the Chief Executive Officer of the Company stating the number of shares of Stock with respect to which the Offer is being exercised and containing such other information as the Committee may require and by tendering payment therefore with a cashier's check, certified check, or with existing holdings of Stock held for more than six months.  The right to acquire the shares pursuant to an Offer shall terminate if payment for the shares is not made prior to the close of the Offering Period.

(f)           STOCK CERTIFICATES.  Notwithstanding anything herein to the contrary, the Bank shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Offers, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded as well as the terms of this Plan and any other terms, conditions or restrictions that may be applicable.  All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

EVIDENCE OF GRANT.  All Offers shall be evidenced by an Offer Agreement.  The Offer Agreement shall include such additional provisions as may be specified by the Committee which are not inconsistent with the provisions of this Section 7.1.

ARTICLE 8
CHANGES IN CAPITAL STRUCTURE

8.1           GENERAL.

(a)           SHARES AVAILABLE FOR GRANT.  In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Committee may grant Offers shall be appropriately adjusted.  In the event of any change in the number of shares of Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Stock with respect to which Offers may be granted as the Committee may deem appropriate.

(b)           OUTSTANDING OFFERS – INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION.  Subject to any required action by the shareholders of the Bank, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Bank, the Committee shall proportionally adjust the number of shares of Stock subject to each outstanding Offer (by rounding up or down to the next whole number of shares) and the purchase price per share of Stock of each such Offer.

(c)           OUTSTANDING OFFERS – CERTAIN MERGERS.  Subject to any required action by the shareholders of the Bank, in the event that the Bank shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Offer outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Stock subject to such Offer would have received in such merger or consolidation.

(d)           OUTSTANDING OFFERS – CERTAIN OTHER TRANSACTIONS.  In the event of (i) a dissolution or liquidation of the Bank, (ii) a sale of all or substantially all of the Bank's assets, (iii) a merger or consolidation involving the Bank in which the Bank is not the surviving corporation or (iv) a merger or consolidation involving the Bank, or any other reorganization transaction (including without limitation the formation of a holding company for the Bank) in which the Bank is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(1)           cancel, effective immediately prior to the occurrence of such event, each Offer outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Offer was granted an amount in cash, for each share of Stock subject to such Offer, respectively, equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Stock as a result of such event over (B) the purchase price per share of such Offer; or

(2)           provide for the exchange of each Offer outstanding immediately prior to such event (whether or not then exercisable) for an Offer with respect to, as appropriate, some or all of the property for which such Stock is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price or value of the Offer, or the number of shares or amount of property subject to the Offer, or, if appropriate, provide for a cash payment to the Participant to whom such Offer was granted in partial consideration for the exchange of the Offer, or any combination thereof.

(e)           OUTSTANDING OFFERS – OTHER CHANGES.  In the event of any other change in the capitalization of the Bank or corporate change other than those specifically referred to in this Article, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Offers outstanding on the date on which such change occurs and in the per share exercise price of each Offer as the Committee may consider appropriate to prevent dilution or enlargement of rights.

(f)           NO ADDITIONAL SHAREHOLDER APPROVAL REQUIRED IN CERTAIN CASES.  Except to the extent required by applicable law, no adjustment in the number of shares subject to outstanding Offers, and no adjustment in the number of shares available for grant under this Plan, shall require additional shareholder approval, and all such future adjustments shall be deemed approved by the approval of this Plan, to the extent that such adjustment, whether automatic or discretionary, is proportional to and accompanies an equivalent adjustment in the number of shares held by the Bank’s shareholders.

(g)           NO OTHER RIGHTS.  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Bank or any other corporation.  Except as expressly provided in the Plan, no issuance by the Bank of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Offer or the exercise price of any Offer.

ARTICLE 9
AMENDMENT, MODIFICATION, AND TERMINATION

9.1           AMENDMENT, MODIFICATION, AND TERMINATION.  At any time and from time to time, the Board may terminate, amend or modify the Plan; provided, however, that the Board shall not, without the affirmative vote of the holder of a majority of the shares of each class of voting stock of the Bank, make any amendment which would (i) abolish the Committee without designating such other committee, change the qualifications of its members, or withdraw the administration of the Plan from its supervision, (ii) except strictly as and to the extent provided in this Plan and permitted by applicable law, increase the maximum number of shares of Stock for which Offers may be granted under the Plan, (iii) amend the formula for determination of the exercise price of Offers, (iv) extend the term of the Plan, and (v) amend the requirements as to the employees eligible to receive Offers; and further provided that no other amendment shall be made without shareholder approval to the extent shareholder approval is necessary to comply with any applicable law, regulations or stock exchange rule.

9.2           OFFERS PREVIOUSLY GRANTED.  Except as otherwise provided in the Plan, including without limitation, the provisions of Article 8, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Offer previously granted under the Plan, without the written consent of the Participant.

ARTICLE 10
GENERAL PROVISIONS

10.1           NO RIGHTS TO OFFERS.  No Participant, employee, or other person shall have any claim to be granted any Offer under the Plan, and neither the Bank nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

10.2           NO STOCKHOLDERS RIGHTS.  No Offer gives the Participant any of the rights of a stockholder of the Bank unless and until shares of Stock are in fact issued to such person in connection with such Offer.

10.3           WITHHOLDING.  The Bank shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Bank, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.  A Participant may elect to have the Bank withhold from those shares of Stock that would otherwise be received upon the exercise of any Offer, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Bank’s applicable federal, state, local and foreign income and employment tax withholding obligations.

10.4           NO RIGHT TO EMPLOYMENT OR SERVICES.  Nothing in the Plan or any Offer Agreement shall interfere with or limit in any way the right of the Bank or any of its affiliates or subsidiaries to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ of the Bank.

10.5           INDEMNIFICATION.  To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Bank and any of its applicable subsidiaries from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Bank an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Bank’s or any of its applicable subsidiaries’ Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Bank or any of its applicable subsidiaries may have to indemnify them or hold them harmless.

10.6           GOVERNMENT AND OTHER REGULATIONS.  The obligation of the Bank to transfer shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required.  The Bank shall be under no obligation to register, under the Securities Act of 1933, as amended, or any other federal or state securities laws, any of the shares of Stock transferred under the Plan.  If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act of 1933, as amended, or applicable state laws, the Bank may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

10.7           GOVERNING LAW.  The Plan and the terms of all Offers shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania without regard to rules of choice of law or conflict of laws, except to the extent such laws may be pre-empted by the federal laws of the United States of America.